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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
of
TELULAR CORPORATION
at
$12.61 NET PER SHARE
Pursuant to the Offer to Purchase dated May 10, 2013
by
ACP TOWER MERGER SUB, INC.,
a wholly-owned subsidiary of
ACP TOWER HOLDINGS, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
TIME, AT THE END OF THE DAY ON JUNE 7, 2013, UNLESS THE OFFER IS
EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share, of Telular Corporation, a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (which we refer to as the "Depositary") prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Tender Offer is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Registered or Certified Mail: Continental Stock Transfer & Trust Company 17 Battery Place—8th Floor New York, NY 10004 Attention: Corporate Actions Department	By Facsimile Transmission: (For Eligible Institutions Only) (212) 616-7610 Confirm Facsimile by Telephone: (917) 262-2378 (For Confirmation Only)	By Overnight Courier: Continental Stock Transfer & Trust Company 17 Battery Place—8th Floor New York, NY 1000 Attention: Corporate Actions Department

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED BELOW) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent's Message (as defined below) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to ACP Tower Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ACP Tower Holdings, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the offer to purchase, dated May 10, 2013 (as it may be amended or supplemented from time to time, what we refer to as the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, what we refer to as the "Letter of Transmittal" and, together with the Offer to Purchase, what we refer to as the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (which we refer to as "Shares"), of Telular Corporation, a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

  Number of Shares and Certificate No(s) (if available)

☐	Check here if Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:	, 2013

  Name(s) of Record Holder(s):

(Please type or print)

Address(es):
(Zip Code)

Area Code and Tel. No	(Daytime telephone number)

Signature(s):

  GUARANTEE
  (Not to be used for signature guarantee)

              The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary's account at DTC (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three (3) New York Stock Exchange trading days after the date hereof.

Name of Firm:		(Authorized Signature)
Address:		Name:	(Please type or print)
	(Zip Code)	Title:
Date:

Area Code and Tel. No.:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)